CUSIP No. 15089R102	13G	Page 11 of 11

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Invitae Corporation.

EXECUTED this 15th day of February 2017.

/s/ James E. Thomas	February 15, 2017
Manager of Thomas, McNerney & Partners II, LLC, the general partner of Thomas, McNerney & Partners II, L.P.

/s/ James E. Thomas	February 15, 2017
Manager of TMP Nominee II, LLC

/s/ James E. Thomas	February 15, 2017
Manager of Thomas, McNerney & Partners II, LLC, the general partner of TMP Associates II, L.P.

/s/ James E. Thomas	February 15, 2017
Manager of Thomas, McNerney & Partners II, LLC

/s/ James E. Thomas	February 15, 2017
James E. Thomas